Exhibit 23

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

6500 RIVER PLACE BLVD, SUITE 3-200 AUSTIN, TEXAS 78730-1111 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461713-651-9944 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008

San Juan Basin Royalty Trust

Argent Trust Company, Trustee

3838 Oak Lawn Avenue, Suite 1720

Dallas TX 75219

Ladies and Gentlemen:

Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ended December 31, 2023 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 2023 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated March 11, 2024.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

/s/ J. Zane Meekins, P. E.
J. Zane Meekins, P. E.
Executive Vice President

Fort Worth, Texas

April 1, 2024